EXHIBIT 15.1
November 4, 2016
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:
We are aware that our report dated November 4, 2016 on our review of interim financial information of Tenneco, Inc. for the three and nine month periods ended September 30, 2016 and 2015 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2016 is incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-17485, 333-41535, 333-33934, 333-101973, 333-113705, 333-142475, 333-159358 and 333-192928) and on Form S-3 (No. 333-200663).

Very truly yours,
/s/PricewaterhouseCoopers LLP
Milwaukee, WI